Exhibit 99.A(5)


                                   CERTIFICATE

         The undersigned hereby certifies that she is the Secretary of Morgan Stanley Tax-Exempt Securities Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on March 26, 2008 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on March 31, 2008 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 26th day of March, 2008




                                                  /s/ Mary E. Mullin
                                                  ------------------
                                                  Mary E. Mullin
                                                  Secretary

                                    AMENDMENT



Dated:                March 26, 2008
To be Effective:      March 31, 2008






                                       TO

                   MORGAN STANLEY TAX-EXEMPT SECURITIES TRUST

                              DECLARATION OF TRUST

                                      DATED

                                  April 6, 1987

                    AMENDMENT TO THE DECLARATION OF TRUST OF

                   MORGAN STANLEY TAX-EXEMPT SECURITIES TRUST

WHEREAS, Morgan Stanley Tax-Exempt Securities Trust (the "Trust") was established by the Declaration of Trust dated April 6, 1987, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or Classes of Shares;

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Class D Shares of the Trust as the Class I Shares, such change to be effective on March 31, 2008;

NOW, THEREFORE:

1. The Declaration is hereby amended to redesignate Class D Shares of the Trust as "Class I Shares."

2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of March 2008.

                             [SIGNED IN COUNTERPART]

--------------------------------------------------------------------------------------------------------------

/s/ Frank L. Bowman                                          /s/ Michael Bozic
-------------------                                          -----------------
Frank L. Bowman, as Trustee, and not individually            Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                      c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees                          Counsel to the Independent Trustees
1177 Avenue of the Americas                                  1177 Avenue of the Americas
New York, NY 10036                                           New York, NY 10036
--------------------------------------------------------------------------------------------------------------

/s/ Kathleen A. Dennis                                       /s/ Dr. Manuel H. Johnson
----------------------                                       -------------------------
Kathleen A. Dennis, as Trustee, and not individually         Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                      c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees                          888 16th Street, N.W., Suite 740
1177 Avenue of the Americas                                  Washington, D.C. 20006
New York, NY 10036
--------------------------------------------------------------------------------------------------------------

/s/ James F. Higgins                                         /s/ Joseph J. Kearns
--------------------                                         --------------------
James F. Higgins, as Trustee, and not individually           Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust                                     c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two                       PMB754
Jersey City, NJ 07311                                        23852 Pacific Coast Highway
                                                             Malibu, CA 90265
--------------------------------------------------------------------------------------------------------------

/s/ Michael F. Klein                                         /s/ Michael E. Nugent
--------------------                                         ---------------------
Michael F. Klein, as Trustee, and not individually           Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                      c/o Triumph Capital, L.P.
Counsel to the Independent Trustees                          445 Park Avenue
1177 Avenue of the Americas                                  New York, NY 10022
New York, NY 10036
--------------------------------------------------------------------------------------------------------------

/s/ W. Allen Reed                                            /s/ Fergus Reid
-----------------                                            ---------------
W. Allen Reed, as Trustee, and not individually              Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                      c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees                          85 Charles Colman Blvd.
1177 Avenue of the Americas                                  Pawling, NY 12564
New York, NY 10036
--------------------------------------------------------------------------------------------------------------

STATE OF NEW YORK     )
                      )ss:
COUNTY OF NEW YORK    )


         On this 26th day of March 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



                                       /s/Indira Alli
                                       -----------------------------------------
                                       Notary Public
                                                                     INDIRA ALLI
                                                 Notary Public State of New York
                                                                 No. 01AL6122206
                                                      Qualified in Queens County
                                             Commission Expires February 7, 2009

My Commission expires: FEBRUARY 7, 2009